EXHIBIT 32.2

                                  CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Richard J. Carbone, Chief Financial Officer of The Prudential Insurance Company of America (the "Company"), hereby certify that the Company's Annual Report on Form 10-K for the year ended December 31, 2004, containing the financial statements of The Prudential
Variable Contract Real Property Account (a separate account of The Prudential Insurance Company of America) and The Prudential Variable Contract Real Property Partnership (the "Report"), fully complies with the requirements of Section 13
(a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Prudential Variable Contract Real Property Account and The Prudential Variable Contract Real Property Partnership.


                                                  Date: March 31, 2005


                                               /s/Richard J. Carbone
                                               ---------------------------------
                                                  Name: Richard J. Carbone
                                                  Title: Chief Financial Officer


The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.